Exhibit 99.1

Kohl’s Corporation Announces Cash Tender Offer for up to $1,000,000,000 Aggregate Principal Amount for Certain Notes

Menomonee Falls, Wis., March 29, 2021 / PRNewswire / —Kohl’s Corporation (NYSE: KSS) announced today that it has commenced a cash tender offer (the “Tender Offer”) for up to $1,000,000,000 combined aggregate principal amount of its 9.500% Notes due 2025, 4.250% Notes due 2025, 4.750% Notes due 2023 and 3.250% Notes due 2023 (collectively, the “Notes”).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated March 29, 2021 (the “Offer to Purchase”) which sets forth a description of the terms of the Tender Offer. A summary of certain terms of the Tender Offer is below:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (Basis Points)	Early Tender Premium(1)(2)	Hypothetical Total Consideration(3)
9.500% Notes due 2025*	500255AW4	$600,000,000	1	0.750% UST due March 31, 2026	FIT1	85	$30.00	$1,300.48
4.250% Notes due 2025*	500255AU8	$649,921,000	2	0.750% UST due March 31, 2026	FIT1	85	$30.00	$1,098.18
4.750% Notes due 2023	500255AT1	$184,355,000	3	0.125% UST due December 15, 2023	FIT5	30	$30.00	$1,111.03
3.250% Notes due 2023	500255AS3	$350,000,000	4	0.125% UST due January 31, 2023	FIT4	25	$30.00	$1,051.38

(1)	Per $1,000 principal amount.

(2)

The Total Consideration (as defined below) for Notes validly tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase will be calculated using the applicable fixed spread and is inclusive of the Early Tender Premium (as defined below).

(3)

Hypothetical Total Consideration per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase, based on hypothetical Reference Yield (as defined herein) determined as of 10:00 a.m. New York City time on March 26, 2021; excludes Accrued Interest (as defined herein); and assumes a Settlement Date (as defined herein) of April 13, 2021. The Reference Yield used to determine actual consideration is expected to be calculated on April 12, 2021.

*

Denotes a Series of Notes for which the Total Consideration and the Tender Consideration will be determined taking into account the par call date, instead of the maturity date, of such Notes in accordance with standard market practice.

The Tender Offer will expire at 11:59 p.m., New York City time, on April 23, 2021, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City time, on April 9, 2021, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration for their tendered Notes. Tendered Notes may be withdrawn at or prior to, but not after, 5:00 p.m. New York City time, on April 9, 2021 (such date and time, as it may be extended, the “Withdrawal Deadline”). After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

The “Total Consideration” for each $1,000 principal amount of Notes of any series tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for such series in the table above and on the front cover of the Offer to Purchase over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security specified for such series in the table above and on the front cover of the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn at or before the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration for such Notes, which includes the early tender payment specified for such series in the table above and on the front cover of the Offer to Purchase (the “Early Tender Premium”). Holders of Notes that are validly tendered after the Early Tender Deadline and at or before the Expiration Time and accepted for purchase will receive the applicable Tender Consideration for such Notes, which equals the applicable Total Consideration for such Notes minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from, and including, the last interest payment date for such Notes to, but excluding, the applicable settlement date (the “Accrued Interest”).

The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and, subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn in whole or with respect to one or more series of Notes. The principal amounts of each series of Notes that are purchased on any settlement date will be determined in accordance with the Acceptance Priority Levels set forth in the table above and on the front cover of the Offer to Purchase (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level. Kohl’s will only accept for purchase Notes up to a combined aggregate principal amount of $1,000,000,000 (the “Maximum Amount”), subject to the Acceptance Priority Levels.

Subject to applicable law, Kohl’s reserves the right, but is under no obligation, to increase the Maximum Amount. If a Holder tenders more Notes in the Tender Offer than it expects to be accepted for purchase by Kohl’s based on a lower Acceptance Priority Level for the Notes being tendered, and if Kohl’s subsequently accepts more than such Holder expected of such Notes tendered and not validly withdrawn at or before the Withdrawal Deadline, such Holder will not be able to withdraw any of its previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

All Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer. However, Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered after the Early Tender Deadline, even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Deadline.

If purchasing all of the tendered Notes of a series of Notes of an applicable Acceptance Priority Level on any settlement date would cause the Maximum Amount to be exceeded, the amount of that series of Notes purchased on that settlement date will be prorated based on the aggregate principal amount of that series of Notes tendered in respect of that settlement date such that the Maximum Amount will not be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for payment.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes. If the Tender Offer is terminated with respect to any series of Notes without Notes of such series being accepted for purchase, Notes of such series tendered pursuant to the Tender Offer will promptly be returned to the tendering holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering holders promptly following the Expiration Time or, if the Tender Offer is fully subscribed as of the Early Tender Deadline, promptly following the Early Tender Deadline.

Whether or not the Tender Offer is consummated, Kohl’s may, from time to time, acquire Notes in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise, or may redeem Notes pursuant to the terms of the indenture governing such Notes. Any such acquisition or redemption of Notes may be on the same terms as, or on terms that are more or less favorable to Holders of Notes than, the terms of the Tender Offer. Any future purchases or redemptions by Kohl’s will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we may choose to pursue in the future.

The Tender Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including, among other things, Kohl’s having issued not less than $400,000,000 in aggregate principal amount of new indebtedness through one or more new debt financing transactions on terms reasonably satisfactory to the Company after the date hereof . Any amounts payable in excess of this amount in connection with the Tender Offer are intended to be paid with the Company’s cash on hand.

In connection with the purchase of Notes in the Tender Offer, Kohl’s expects to record a one-time charge in Kohl’s first fiscal quarter against reported earnings to reflect the estimated loss on early extinguishment of debt.

This press release is neither an offer to purchase nor a solicitation of an acceptance of securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as Dealer Managers for the Tender Offer.    Questions regarding the Tender Offer may be directed to BofA Securities, Inc., collect at 1-(980) 387-3907 or debt_advisory@bofa.com, J.P. Morgan Securities LLC toll free at 1-(866) 834-4666 or collect at 1-(212) 834-4045 and Morgan Stanley & Co. LLC toll free at 1-(800) 624-1808 or collect at 1-(212) 761-1057. Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender Agent and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, 1-(212) 269-5550; all others toll free at 1-(800) 848-2998 or at the following email: kss@dfking.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K for the year ended January 30, 2021, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

3